                    AMENDMENT NO. 8 TO DISTRIBUTION AGREEMENT

         THIS  AMENDMENT NO. 8 TO  DISTRIBUTION  AGREEMENT is made as of the 1st day of March,  2002, by and between each of the open end  management  investment companies listed on Schedule A, attached  hereto,  as of the dates noted on such
Schedule A, together  with all other open end  management  investment  companies subsequently  established  and made subject to this Agreement in accordance with
Section 11 (the  "Issuers")  and  American  Century  Investment  Services,  Inc.
("Distributor").  Capitalized  terms not otherwise defined herein shall have the meaning ascribed to them in the Distribution Agreement.

                                    RECITALS

      WHEREAS, the Issuers and Distributor are parties to a certain Distribution
Agreement  dated March 13,  2000,  as amended by  Amendment  No. 1 dated June 1,
2000,  Amendment No. 2 dated  November 20, 2000,  Amendment No. 3 dated March 1,
2001,  Amendment No. 4 dated April 30, 2001, Amendment No. 5 dated May 24, 2001,
Amendment No. 6 dated August 1, 2001 and Amendment No. 7 dated  December 3, 2001
(the "Distribution Agreement"); and

      WHEREAS, the Board of Trustees of American Century Government Income Trust
("ACGIT")  has  approved the  creation of an  Institutional  Class of shares for
Inflation-Adjusted Bond Fund; and

      WHEREAS, the parties desire to amend the Distribution  Agreement to permit
Distributor  to act as  distributor  for  the  Institutional  Class  shares  for
Inflation-Adjusted Bond Fund.

       NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

       1.     The Distribution  Agreement is hereby amended to cover and include the Institutional Class shares for Inflation-Adjusted Bond Fund.

       2.     Schedule  C to  the  Distribution  Agreement  ise  hereby  amended by  deleting the text thereof in its  entirety  and  inserting in lieu  therefor the Schedule C attached hereto.

       3.     After  the  date  hereof,  all  references  to  the   Distribution
Agreement  shall  be  deemed to mean  the  Distribution  Agreement,  as  amended to-date and as amended by this Amendment No. 8.

       4.     In the  event of a conflict  between  the terms of this  Amendment
No. 8 and  the  Distribution  Agreement,  as amended, it is the intention of the parties  that  the  terms  of  this  Amendment  No.  8  shall  control  and  the
Distribution  Agreement  shall be interpreted  on that basis.  To the extent the provisions of  the  Distribution  Agreement  have  not  been  amended  by  this
Amendment  No.  8,  the  parties hereby  confirm  and  ratify  the  Distribution
Agreement.

       5.     This Amendment No. 8 may be executed in two or more counterparts, each of which shall be an original and all of which  together  shall  constitute one instrument.

       IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 8 as of the date first above written.

                                    AMERICAN CENTURY INVESTMENT SERVICES, INC.

                                    By:   /s/David C. Tucker
                                    Name: David C. Tucker
                                    Title:  Senior Vice President

                                    AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                         MUNICIPAL FUNDS
                                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                    AMERICAN CENTURY INVESTMENT TRUST
                                    AMERICAN CENTURY MUNICIPAL TRUST
                                    AMERICAN CENTURY MUTUAL FUNDS, INC.
                                    AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                    AMERICAN CENTURY STRATEGIC ASSET
                                        ALLOCATIONS, INC.
                                    AMERICAN CENTURY TARGET MATURITIES TRUST
                                    AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                                    AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                    By:     /s/Charles A. Etherington
                                    Name:   Charles A. Etherington
                                    Title:  Vice President

                                       C-1

                                   SCHEDULE C

                            Institutional Class Funds

Fund                                                          Date of Agreement
----                                                          -----------------

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
*        Equity Income Fund                                   March 13, 2000
*        Real Estate Fund                                     March 13, 2000
*        Value Fund                                           March 13, 2000
*        Small Cap Value Fund                                 March 13, 2000
*        Equity Index Fund                                    March 13, 2000
*        Large Cap Value Fund                                 March 13, 2000

AMERICAN CENTURY MUTUAL FUNDS, INC.
*        Balanced Fund                                        March 13, 2000
*        Growth Fund                                          March 13, 2000
*        Heritage Fund                                        March 13, 2000
*        Select Fund                                          March 13, 2000
*        Ultra Fund                                           March 13, 2000
*        Vista Fund                                           March 13, 2000
*        Tax-Managed Value Fund                               March 13, 2000
*        Veedot Fund                                          March 13, 2000
*        Veedot Large-Cap Fund                                March 13, 2000
*        New Opportunities II Fund                            May 1, 2001

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
*        Equity Growth Fund                                   March 13, 2000
*        Income & Growth Fund                                 March 13, 2000
*        Small Cap Quantitative Fund                          March 13, 2000

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
*        Strategic Allocation: Aggressive Fund                June 1, 2000
*        Strategic Allocation: Conservative Fund              June 1, 2000
*        Strategic Allocation: Moderate Fund                  June 1, 2000

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
*        Emerging Markets Fund                                March 13, 2000
*        International Growth Fund                            March 13, 2000
*        International Discovery Fund                         March 13, 2000
*        Global Growth Fund                                   March 13, 2000
*        Life Sciences Fund                                   June 1, 2000
*        Technology Fund                                      June 1, 2000
*        International Opportunities Fund                     May 1, 2001
*        European Growth Fund                                 May 1, 2001

AMERICAN CENTURY INVESTMENT TRUST
*        Diversified Bond Fund                                August 1, 2001

AMERICAN CENTURY GOVERNMENT INCOME TRUST
*        Inflation-Adjusted Bond Fund                         March 1, 2002